SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
October 7, 2003

AMERICAN HOMEPATIENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19532	62-1474680

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018

(Address of principal executive offices)

(615) 221-8884

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 4. Changes to Registrant’s Certifying Accountants
SIGNATURES

Item 4. Changes to Registrant’s Certifying Accountants

     (a)  On October 7, 2003, American HomePatient, Inc. (“the Company”), acting upon the determination of the Audit Committee, dismissed its independent accountants, Deloitte & Touche LLP (“Deloitte”) effective immediately.

     During the two year period ended December 31, 2002 and for the subsequent period through the date hereof, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two year period ended December 31, 2002 and for the subsequent period through the date hereof.

     The audit reports of Deloitte on the consolidated financial statements of the Company and subsidiaries as of and for the two years in the period ended December 31, 2002 expressed an unqualified opinion and included explanatory paragraphs relating to the restatement described in Note 15; the Company changing its method of accounting for goodwill and other intangible assets by adopting Statement of Financial Standards No. 142, Goodwill and Other Intangible Assets effective January 1, 2002, described in Note 4; the Company’s bankruptcy reorganization described in Note 2; and the Company’s ability to continue as a going concern described in Note 3. The Company provided Deloitte with a copy of the foregoing disclosures and has requested Deloitte to provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing disclosures as promptly as possible.

     (b)  On October 10, 2003, the Audit Committee engaged KPMG, LLP (“KPMG”) to replace Deloitte as the Company’s new independent accountants. Prior to KPMG’s engagement, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.

	By:	/s/ Marilyn A. O’Hara

Marilyn A. O’Hara Chief Financial Officer

Date: October 13, 2003